FIRST AMENDMENT

TO

ETF DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the ETF Distribution Agreement dated as of September 30, 2021 (the “Agreement”), by and between Strategy Shares (the “Trust”), and Foreside Fund Services, LLC (the “Distributor”), is effective as of December 10, 2021 (the “Effective Date”).

WHEREAS, the Trust and Distributor (the “Parties”) desire to amend Exhibit A to the Agreement to reflect and clarify the inclusion of the Strategy Shares Nasdaq 5HANDL™ Index ETF, as a newly created Fund (e.g. a legacy Fund by the same name was renamed and terminated with the SEC, and then a new Fund was created); and

WHEREAS, pursuant to Section 8(b) of the Agreement, all amendments are required to be made in writing and executed by the Parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

STRATEGY SHARES

By: /s/ Jerry Szilagyi
Name: Jerry Szilagyi

Title: President

FORESIDE FUND SERVICES, LLC

By: /s/ Mark Fairbanks
Name: Mark Fairbanks

Title: Vice President

1

ETF DISTRIBUTION AGREEMENT

Exhibit A

As of December 10, 2021

Funds:

Strategy Shares Nasdaq 7HANDL™ Index ETF

Strategy Shares Nasdaq 5HANDL™ Index ETF

Strategy Shares Drawbridge Dynamic Allocation ETF

Strategy Shares Newfound/ReSolve Robust Momentum ETF

Day Hagan/Ned Davis Research Smart Sector ETF

Strategy Shares Gold-Hedged Bond ETF

Day Hagan/Ned Davis Research Smart Sector Fixed Income ETF

Strategy Shares Halt Climate Change ETF

Strategy Shares Nasdaq 10HANDL™ Index ETF